EXHIBIT 99.1




              KMC TELECOM ISSUES FOURTH QUARTER AND FULL YEAR 1999
                                FINANCIAL RESULTS

   COMPETITIVE LOCAL EXCHANGE CARRIER TRIPLES REVENUE IN YEAR OF MAJOR MARKET
          EXPANSION, ACCESS LINE GROWTH AND RISE IN DEDICATED CIRCUITS

      BEDMINSTER, NJ, MARCH 17, 2000 - KMC Telecom Holdings, Inc. (KMC), a leading provider of competitive local telecommunications services, today issued fourth quarter and full year 1999 financial results, reporting strong growth highlighted by a triple-digit percentage increase in revenue over the prior year.

      KMC's financial results reflect a fourth quarter in which the company entered 11 new markets - bringing total markets served to 34 at the end of the year - and realized significant increases in access lines. The company also experienced significant growth in dedicated circuits driven by demand for data and Internet services.

      "We are extremely pleased with KMC's results, which demonstrate the company's success in entering new markets, winning customers and realizing revenue increases," said William Stewart, Chief Financial Officer. "During the first half of 2000, we intend to continue our expansion, completing networks in a minimum of three new markets, and accelerating our evolution to be a data CLEC."

      Total revenue for the three months and 12 months ended December 31, 1999 rose almost three-fold, to $22.0 million and $64.3 million, respectively, compared to $8.8 million for the fourth quarter of 1998 and $22.4 million for the full year 1998. In the fourth quarter alone, buildings served by KMC's switches increased 38 percent from 2,989 to 4,128, while the number of customers served rose 27 percent from 4,786 to 6,060.

      KMC's total access lines rose 16 percent, quarter over quarter, from 98,431 lines at September 30, 1999 to 113,750 lines at December 31, 1999. Fueling strong access line growth was a 26 percent rise in on-switch access lines, which grew from 71,986 at the end of the third quarter of 1999 to 90,408 at the end of the fourth quarter of 1999. The increase was comprised of 15,319 new lines and the conversion of 3,103 resale lines to on-switch status.

      Reflecting continuing strong customer demand for KMC's data solutions, dedicated circuits grew by 34,512 to 204,281 DSO equivalents, representing 20 percent growth, during the fourth quarter.

      For the three month and 12 month periods ended December 31, 1999, the Adjusted EBITDA deficit was $27.2 and $101.8 million respectively (Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization charges, non-cash stock compensation expense and other expense). This compares to deficits of $13.2 and $39.4 million for the corresponding periods in 1998.

      Net loss for the fourth quarter 1999 and year ended December 31, 1999 was $73.5 and $225.7 million, respectively, compared to net losses of $23.1 and $76.8 million for the corresponding periods in 1998.

      KMC Telecom Holdings, Inc., a privately owned facilities-based competitive local exchange carrier, operates state-of-the-art local fiber optic networks in 34 markets throughout the Mid-Atlantic, Midwest and South. Founded in 1995, the company offers customers superior alternatives in local telephone and data communication services. Visit our web site, WWW.KMCTELECOM.COM for more information.

      CERTAIN MATTERS DISCUSSED IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING CONSTRUCTION RISKS AND OTHER RISKS DETAILED FROM TIME TO TIME IN KMC'S REPORTS FILED WITH THE SECURITIES EXCHANGE COMMISSION, INCLUDING THOSE CONTAINED IN KMC'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AND FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 1999, JUNE 30, 1999 AND SEPTEMBER 30, 1999. AS A RESULT, ACTUAL RESULTS, EVENTS OR CONDITIONS, FINANCIAL OR OTHERWISE, CAN DIFFER MATERIALLY FROM THE RESULTS REFERRED TO IN THOSE STATEMENTS. KMC UNDERTAKES NO DUTY TO UPDATE SUCH FORWARD-LOOKING STATEMENTS.

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